                                                                   EXHIBIT 10.14

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the 3/rd/ day of December, 1998, by and between digital broadcast network corporation, a Missouri corporation having its principle offices at 977 Charter Commons, St. Louis, Missouri 63017 (hereinafter, the "Company"), and BERNARD SCHNEIDER an individual residing at 2158 Las Trampas Rd., Alamo, California 94507 (hereinafter, "Employee").

     WITNESSETH:

     WHEREAS, Company is in the business of developing and implementing systems that provide high-speed network bandwidth and services in connection therewith to connect media-rich providers ("Company's Business"); and

     WHEREAS, Company wishes to hire Employee as its Chief Executive Officer, and Company desires to obtain Employee's knowledge and expertise concerning the management, implementation of corporate policies, budgets and raising operating capital; and

     WHEREAS, Employee wishes to become employed as Company's Chief Executive.

     NOW, THEREFORE, in consideration of the sum of one dollar ($1.00), the foregoing and of the covenants and agreements hereinafter set forth, and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree as follows:

Section 1.  Employment, Duties and Acceptance. During the Employment Term (as
            ---------------------------------
defined in Section 2 of this Agreement), Company hereby agrees to employ Employee as its Chief Executive Officer, to perform the duties set forth on the attached Exhibit "A". During the Employment Term, and excluding any periods of vacation and sick leave to which Employee is entitled, Employee agrees to devote his full business time and attention to the business and affairs of Company and, to the extent necessary to discharge the responsibilities assigned to Employee hereunder, to perform faithfully, efficiently, diligently and competently such responsibilities. In addition to the duties enumerated in this Agreement, Employee shall perform such other duties as are reasonably commensurate with his position and title, including, without limitation, exercising his best business judgment, safeguarding and saving from waste the assets of Company, and establishing, maintaining and implementing the business plans, budgets and policies of Company, as modified or amended from time to time by the Board of Directors. During the Employment Term it shall not be a violation of this Agreement for Employee (a) to serve on civic or charitable boards or committees that do not violate Company's conflict of interest policy then in effect and (b) to manage his personal investments, in each case so long as such activities do not materially interfere with the performance of Employee' responsibilities as an employee. Company shall to the extent practicable (i) provide Employee with the personnel and other resources reasonably required by him to perform his assigned functions, and (ii) indemnify Employee to the full extent permitted by law for any costs, expenses, claims, damages or liabilities he may incur in connection with the performance of his duties hereunder for Company.

Section 2.  Employment Term. The term of Employee's employment hereunder (the
            ---------------

"Employment Term") shall continue for a period of three (3) years from January 4, 1999 the start date of employment, unless otherwise terminated in accordance with the terms and conditions of this Agreement.

Section 3.  Compensation, Expenses and Benefits. Company shall pay Employee
            -----------------------------------
based on the compensation arrangement set forth on Exhibit "B". Employee agrees that the Company's Board of Directors (excluding Employee if Employee is also a director) may change the initial compensation arrangement with or without prior notice to Employee.

Section 4.  Ownership of Papers and Intellectual Property Rights.
            ----------------------------------------------------

               (a) Papers and Property. Employee acknowledges Company's exclusive right to ownership, possession and title to all papers, documents, tapes, drawings, notebooks, formulas, customer lists, software, hardware, trademarks, trade names, service marks, processes, data, intellectual property, or other records, information, or products prepared by Employee during employment with Company or provided by Company, or which otherwise come into Employee's possession by reason of employment with Company. Employee agrees not to make or permit to be made, except in pursuit of Employee's duties hereunder, any copies of such items. Employee further agrees to deliver to the Company upon request all such items in Employee's possession and without request to immediately deliver such items upon the termination, voluntarily or involuntarily, of Employee's employment.

               (b) Inventions. The term "Inventions" means all ideas, inventions, and discoveries, whether patentable, copyrightable, or not, relating to any present or prospective business of the Company, including but not limited to software, algorithms, designs, devices, processes, methods, formulae, techniques, software, data storage systems, networks, servers, and any improvements to the foregoing.

                    (i) Report. Employee agrees to promptly disclose all Inventions made or conceived by the Employee, whether or not during the hours of his employment or with the use of Company facilities, materials, or personnel, either solely or jointly with others, during the term of his employment by the Company. Employee shall inform the Company promptly and fully of such Inventions by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved. A report shall also be submitted by the Employee upon completion of any study or research project undertaken on the Company's behalf, whether or not in the Employee's opinion a given study or project has resulted in an Invention.

                    (ii) Assignment and Patent. Employee hereby assigns and agrees to assign to the Company all of his rights to such Inventions and to all proprietary rights therein, based thereon or related thereto, including, but not limited to, applications for United States and foreign letters patent and resulting letters patent. At the Company's request and expense, the Employee shall execute such documents and provide such assistance as may be deemed necessary by the Company of apply for, defend or enforce any United States and foreign letters patent based on or related to such Inventions. Employee agrees to execute all documents reasonably requested by Company to assist the Company in perfecting or protecting any or all of its rights in the Inventions.

                    (iii) Copyright. Employee acknowledges that all copyrightable Inventions are "works made for hire" and consequently that the Company owns all copyrights thereto, including, but not limited to, 17 U.S.C. Sections 101 and 210. The Company shall have the sole and exclusive right to register the copyright(s), or its assignees, in all such work in its name as the owner and author of such work and shall have the exclusive rights conveyed under 17 U.S.C. Sections 106 and 106A, including, but not limited to, the right to make all uses of the works in which attribution or integrity rights may be implicated. Additionally, without in any way limiting the foregoing, Employee hereby assigns, transfers and conveys to Company, its successors, heirs and assigns, any and all right, title or interest that Employee may now have, or may acquire in the future, to his work for the Company including, but not limited to, all ownership, patent (United States and foreign letters patent), trade secret, trade names and trademarks, copyright moral, attribution and/or integrity rights. Employee hereby expressly and forever waives any and all rights that Employee may have arising under 17 U.S.C. Section 106A, and any rights arising under any federal or state laws that convey rights which are similar in nature to those conveyed under 17 U.S.C. Section 106A. Notwithstanding any provision of the Copyright Act, any and all copyrightable works, prepared either in whole or in part by Employee under this agreement, are, shall be, or shall become, owned by the Company.

Section 5.  Termination of Employment.
            -------------------------

               (a) Termination by Employee. During the first full year of employment hereunder, Employee may only terminate this Employment Agreement for "Good Reason". After the first full year of employment hereunder, Employee may, with or without cause, terminate this Agreement upon thirty (30) days written notice ("Required Notice") to Company. In the event Employee gives the Required Notice, and the Company's Board of Directors (excluding Employee if Employee is a director) wishes to accelerate termination of Employee's employment, Company may elect to so accelerate, at the Company's Board of Directors (excluding Employee if Employee is a director) sole discretion, and terminate Employee immediately. Employee shall be entitled to compensation hereunder up until and including his last date of employment; thereafter, Employee shall be entitled to no further compensation from Company, under this Agreement or otherwise. For purposes of this Section 5.(a) "Good Reason" shall have the following meaning:

                    1. Material breach of any of the terms and conditions of this Agreement;

                    2.   Dissolution of the Company.

               (b) Termination by Company. The Company's Board of Directors (excluding Employee if Employee is a director) may only terminate Employee's employment for Good Cause. For purposes of this Agreement, "Good Cause" shall be defined to include the following:

                    1.   Death of Employee.

                    2. Disability of Employee. For purposes of this Agreement, the term "Disability" refers to a condition resulting from injury or illness to Employee who is found to be Disabled as that term is defined in any disability income insurance policies maintained by Company. In the event that Company does not maintain any disability income insurance policies, the term "Disability" shall mean the earlier of (i) when Employee is physically and mentally unable to substantially perform his required duties as an employee of the Company, and said condition continues for thirty
               (30) consecutive days in any ninety (90) day period or sixty (60) consecutive days in any one hundred and eighty (180) day period; or (ii) when a physician selected by Company and reasonably acceptable to Employee or his legal representative (such agreement as to acceptability not to be withheld unreasonably) certifies to the existence of a Disability. Employee will submit to such medical or psychiatric examinations and tests, as such physician deems necessary to make any such Disability determination.

                    3. Commitment of an intentional act of dishonesty, conviction of a felony, fraud or deceit in the performance of Employee's duties hereunder.

                    4. Material breach of any of the terms and conditions of this Agreement.

                    5. Neglect or failure in any way to perform the duties contemplated herein.

If the Company and/Employee proposes to terminate the employment relationship for Good Cause or Good Reason as defined above, the Company and/or Employee, as the case may be, shall give notice to the other party with sufficient particularity that the other party will have an opportunity to correct the situation to the reasonable satisfaction of the other party within the period of time specified in the notice, which period shall not be less than fourteen (14) days. If such correction is not so made, the Company and/or Employee as the case may be, may terminate Employee's employment hereunder by giving written notice to Employee and/or Company that the employment relationship is severed. Upon termination the Company shall be released from any and all further obligations under this Agreement, except for accrued salary and benefits owed to Employee through the termination date. Employee obligations under paragraph 6 shall continue under the terms and conditions of this Agreement.

Section 6.  Confidentiality and Noncompetition.
            ----------------------------------

     In order for Company to reasonably protect its interests against the competitive use of any of Company's confidential information or business relationships, Employee agrees to the following covenants.

               (a) Covenant Not to Compete. During the Period (as such term is defined in Subsection (e) of this Section), Employee shall not, within the continental United States, directly or indirectly, acting alone or with others, voluntarily or involuntarily, own, operate, engage in, be interested in, control through stock ownership or otherwise, or become employed by, work for, advise, be connected with, consult with or represent in any capacity or in any manner whatsoever in any role, an individual, firm, corporation, partnership, association or other entity other than the Company who or which is engaged in a business competitive with the Company or with the Company's Business. Provided, however, the foregoing restriction shall not be construed to prevent Employee from owning stock in a corporation engaged in a business competitive with the Company or with Company's Business if (1) such stock is owned for investment purposes only; (2) Employee does not, directly or indirectly, participate in the management or operation of said corporation; and (3) such stock is publicly traded and tradable on the New York Stock Exchange, NASDAQ, or another established stock exchange.

               (b) Confidentiality. For purposes of this Agreement, "Confidential Information" shall mean any communication disclosed to Employee or known by Employee as a consequence of or through his past, present or prospective employment or business relationship with Company, not generally known and available in Company's industry, which constitutes Company's proprietary and non-public method(s) of doing business, including, but not limited to, any information related to trade secrets, pricing formulas, know-how, test data, customer lists, vendor lists, training and operating manuals, software, and reporting systems. Company and Employee acknowledge that during Employee's period of employment by Company, Company did and will furnish Employee with Confidential Information. Employee agrees both during his employment with the Company, whether under this Agreement or otherwise, and at all times thereafter, that Employee, his officers, directors, partners, employees, affiliates, agents, representatives, or assigns (collectively "representatives") shall keep all Confidential Information in the strictest confidence and shall not discuss, publish, communicate, transmit, reproduce, or otherwise disclose such Confidential Information, in any manner whatsoever, in whole or in part, without the prior written consent of Company, unless and until such time as the Confidential Information becomes generally known in Company's industry other than through breach of this Agreement. Employee may disclose Confidential Information as is reasonably necessary and in the scope of Employee's duties as the Chief Executive Officer of the Company. Any written consent by Company to Employee's disclosure of Confidential Information, if given, shall in no way operate as a waiver of Employee's obligation to maintain the confidential nature of the material disclosed or to protect and preserve that Confidential Information from disclosures so that it will receive confidential treatment thereafter. Employee agrees to reimburse Company for any damages sustained and costs and expenses, including attorneys' fees, incurred in connection with an unauthorized disclosure of Confidential Information by Employee, his representatives, or other any person or persons to whom Employee or his representatives previously had disclosed Confidential Information.

               (c)  Non-Solicitation of Customers and Employees. During the
Period,

Employee shall not, either directly or indirectly, approach or solicit customers of the Company with a view towards diverting or attempting to divert from the Company any business which the Company has enjoyed, to Employee or to any other individual, firm, corporation, partnership, association or other entity other than the Company who or which is competitive with the Company or engaged in a business competitive with the Company's Business. During the Period, Employee shall not, directly or indirectly, solicit any person or persons employed by or otherwise associated with Company for the purpose of terminating said employee's or person's employment relationship or association with Company.

               (d) Reasonableness of Covenants. Employee acknowledges and agrees that the covenants and agreements contained in this Section are reasonable, and Employee agrees he shall not raise any issue of their reasonableness in any proceeding to enforce such covenants and agreements. Employee agrees that any violation or breach by Employee and/or his representatives of this Agreement would cause immediate and irreparable harm to Company, the exact amount of which will be impossible to ascertain, and for that reason further agrees that Company shall be entitled, as a matter of right, to an injunction out of any court of competent jurisdiction, restraining any further violation or breach of this Agreement by Employee and/or his representatives, either directly or indirectly, such right to an injunction being cumulative and in addition to whatever remedies Company may have under applicable law and/or this Agreement. Employee further agrees to reimburse Company for all costs and expenses, including attorneys' fees, incurred by Company in attempting to enforce the terms of this Agreement against Employee, his representatives, or any other party.

               (e) Period. For purposes of this Section 6, the "Period" shall be defined to be the longer of (1) the period during which Employee is employed by the Company, whether under this Agreement or otherwise, or (2) a period commencing on the date of this Agreement and ending three (3) years thereafter; provided however the Period for the application of Section 6.(a) shall not extend longer than six (6) months after termination of Employee's employment.

Section 7.  Arbitration. Any controversy or claim arising out of or relating to
            ------------
this Agreement, or any breach thereof, including any claim that this Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void, shall be submitted to arbitration in accordance with the Commercial Rules of Arbitration of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof; provided, however, that this clause shall not be construed to limit or to preclude Company from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief against Employee for a violation of Section 6 of this Agreement. All arbitration proceedings, including testimony and evidence at hearings or otherwise submitted to the arbitrator(s), will be kept confidential. The parties expressly agree that the Missouri Rules of Evidence shall be applicable to such testimony evidence. The arbitration shall be held in St. Louis, Missouri. The judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

Section 8.  Investment Representations. With respect to the shares issued to
            --------------------------
Employee pursuant to paragraph G of Exhibit "A", attached hereto (the "Securities"), Employee warrants and represents the following:

               (A) The Securities are being received solely for investment and Employee does not intend to, and will not, divide his participation with others or to resell, hypothecate, transfer, assign or otherwise dispose of the State of Missouri or otherwise within the United States unless the Securities are registered under the Securities Act of 1933 (the "1933 Act") and/or the Missouri Uniform Securities Act (the "Missouri Act"), or unless an exemption from registration thereunder is available.

               (B) The statutory exemptions of paragraphs (9) and (10), or both, subsection 409.402(b), of the Missouri Act and under Sections 3(b) and 4(2) of the 1933 Act are being relied upon by the Employee and such exemptions would not be available if, notwithstanding Employee's representations, Employee has in mind merely acquiring the Securities for resale or intends to make a sale or other disposition thereof upon the occurrence or non-occurrence of some predetermined event.

               (C) The investment is not a liquid investment and in particular Employee represents that he is capable of holding the Securities for an indefinite period of time.

               (D) No commission or remuneration has been (or will be) paid, to the knowledge of Employee, to anyone in connection with the purchase of the Securities by Employee.

               (E) There are no assurances that the Company will, if profitable, make distributions to its shareholders.

               (F) The certificates representing the Securities will have endorsed thereon certain legends including the following:

The securities represented by this certificate have not been registered under the Securities Act of 1933 and/or the Missouri Uniform Securities Act, and have been sold to, and acquired by, the holder in a transaction exempt from the registration provisions thereof. These securities may not be sold, transferred, assigned, pledged, hypothecated, or otherwise disposed of in jurisdictions (or in transactions) subject to the Securities Act of 1933 unless they have been registered under that Act, or in Missouri (or to Missouri residents) in transactions subject to the Missouri Uniform Securities Act unless they have been registered under that Act, unless counsel for the company shall have given an opinion that registration under any of said Acts is required, nor may they be offered or sold in any other state without compliance with the laws of that state.

Section 9.  Miscellaneous.
            -------------

               (a) Conflict and Binding Effect. In case of any conflict or ambiguity in connection with or between this Agreement and any policy manuals, including but not limited to any employee manuals, employment applications, management instructions or promises, etc., this Agreement shall control. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their successors and assigns. Company may assign this Agreement. Provided, however, Employee's rights under this Agreement shall not be assignable, nor shall Employee's obligations be delegable.

               (b) Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri, and the Parties hereby irrevocably and unequivocally consent to the jurisdiction of the court sitting in the County of St. Louis, State of Missouri, and waive any defense of an inconvenient forum to the maintenance of any action or proceeding brought in such court in connection with this Agreement, any objection to venue with respect to any such action, and any right of jurisdiction on account of the place of residence or domicile of any party to such action.

               (c) Severability. If any provision or part thereof of this Agreement is declared invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement, and any other application thereof, shall not in any way be affected or impaired, and the Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provisions are omitted.

               (d) Survival and Enforceability. All representations and promises contained herein or made in writing by the parties in connection with this Agreement, and this Agreement, shall survive the execution and delivery of this Agreement, including but not limited to the representations and promises set forth in Section 6 of this Agreement. The Parties expressly agree that the terms and provisions of this Agreement are unique and that the parties hereto shall be entitled to specifically enforce the same.

               (e) Notices - Computation of Time. Any notice or other communication required or which may be given to any party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, sent by facsimile transmission, or if mailed, two days after the date of mailing, to the address of such party set forth on the first page hereof, or to such other address as the parties may indicate in writing.

               (f) Miscellaneous. This writing contains the agreement of the parties with respect to the employment contemplated herein. No amendments or variations of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto. The headings contained in this Agreement are for convenience only and shall in no manner be construed as part of the Agreement. The waiver by either Party of a breach or violation of any provisions of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the day and year first above written.

            THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
                     WHICH MAY BE ENFORCED BY THE PARTIES


"Company"                                    "Employee":

DIGITAL BROADCAST
NETWORK CORPORATION:


\S\ Timothy M. Roberts                       \S\ Bernard Schneider
------------------------------------         -----------------------------------
Timothy M. Roberts                           BERNARD SCHNEIDER
President

                      EXHIBIT "A" TO EMPLOYMENT AGREEMENT
                                    DUTIES

     During Employee's employment, Employee shall perform such duties as the Company's Board of Directors (excluding Employee if Employee is a director) may assign from time to time, including but not limited to the duties set forth in this Exhibit "A". In his capacity as Chief Executive Officer, Employee shall be responsible for managing the operations of the Company, including but not limited to, raising, at a minimum, Thirty Million Dollars ($30,000,000) of cash or cash equivalents for equity in the form of common stock unless as otherwise approved by the Company's Board of Directors (excluding Employee if Employee is a director) ("Capital") on behalf of the Company for continued operations, arranging and maintaining strategic business alliances and such other duties incidental to the position of the Chief Executive Officer as may be assigned by the Board of Directors of the Company (excluding Employee if Employee is a director) of the Company from time to time. Employee acknowledges that his performance of his duties as Chief Executive Officer, whether under this Agreement or otherwise, shall be supervised by the Board of Directors, as may be provided in the By-laws or other governing instrument of the Company, as same may be amended from time to time.

     Employee acknowledges that he is being hired by the Company on a full-time basis, and that the Company shall expect him to devote his full business time to the business affairs of the Company and the performance of his duties hereunder. The parties expressly agree that Employee's failure to devote his full business time to the business affairs of the Company and the performance of his duties hereunder shall be considered a material breach of this Agreement, for purposes of termination of Employee's employment under Section 5 of this Agreement.

"Company"                                    "Employee":

DIGITAL BROADCAST
NETWORK CORPORATION:


\S\ Timothy M. Roberts                       \S\ Bernard Schneider
------------------------------------         -----------------------------------
Timothy M. Roberts                           BERNARD SCHNEIDER
President

                      EXHIBIT "B" TO EMPLOYMENT AGREEMENT
                                 COMPENSATION

A.   Salary. The parties agree that Employee shall be entitled to a salary equal
     -------
to One Hundred Seventy-Five Thousand Dollars ($175,000) per year, payable in equal, bimonthly installments.

B.   Benefits. Employee shall be entitled to participate in any health
     ---------
insurance, life insurance, or defined contribution or defined benefit plans that the Company may offer to its employees, if any, on the same basis and under the same terms as similarly situated employees, or that the Company may from time to time offer to its executive officers.

C.   Travel; Expenses. Company shall pay or reimburse Employee for all
     -----------------
reasonable travel and other expenses actually incurred by Employee in the performance of Employee's duties hereunder, upon presentation of expense statements or vouchers or such other reasonable supporting information as is generally required by Company in accordance with its expense account policies. Company shall provide a monthly living allowance to Employee in the amount of $2,500.00 for car, room and board, food and all other non-direct business related expenses.

D.   Bonuses. The Company's Board of Directors (excluding Employee if Employee
     --------
is a director) may, from time to time and in its sole discretion, declare and pay bonuses to some or all of its employees. Such bonuses may be payable in cash, stock, stock options, or other property as the Company's Board of Directors (excluding Employee if Employee is a director), in its sole discretion, deems advisable and in such amounts as the Company, in its sole discretion, deems advisable. The Company shall establish and maintain Management Performance Objectives ("MPOs") for Employee for each year of Employee's employment. Such MPOs shall be maintained in Employee's personnel file, and a copy of such MPOs shall be transmitted to Employee. In the event Employee meets or exceeds said MPOs for any given year, Employee shall become eligible for any discretionary bonus or bonuses declared by the Company for that year.

"Company"                                    "Employee":

DIGITAL BROADCAST
NETWORK CORPORATION:


\S\ Timothy M. Roberts                       \S\ Bernard Schneider
------------------------------------         -----------------------------------
Timothy M. Roberts                           BERNARD SCHNEIDER
President

                      EXHIBIT "C" TO EMPLOYMENT AGREEMENT
                             STOCK PURCHASE RIGHTS

     In consideration of Employee's employment hereunder and in reliance upon Employee's ability to raise Thirty Million Dollars ($30,000,000) of Capital, as that term is defined in Exhibit "A" to this Employment Agreement on behalf of the Company for continued operations, Employee shall be issued Fifty Thousand (50,000) shares of class A common stock in the Company subject to the terms of this Employment Agreement ("Shares"). Upon the execution of the Employment Agreement, Employee shall purchase Fifty Thousand (50,000) Shares of stock of the Company at a purchase price of Ten Dollars ($10.00) per share payable in cash. Forty Thousand of the Shares shall be subject to the Company's right to repurchase said Shares from Employee upon the happening of any of the events described below;

     a. The Company shall have the right to purchase 20,000 Shares, for a cash purchase price equal to Ten Dollars ($10.00) per share, in the event that the Company's recorded value assigned to its common stock and additional paid in capital, as determined by GAAP as interpreted by the Company's independent public accountants, as a result of the raising of Capital as defined in Exhibit "A" during Employee's employment hereunder, is not greater than Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000.00) (reduced by any stock redemptions approved by the Company's Board of Directors, excluding Employee if Employee is a director) by April 1, 1999. The Company's option described in this paragraph shall continue indefinitely until such time as the Company's recorded value assigned to its common stock and additional paid in capital is greater than Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000.).

     b. The Company shall have the right to purchase 20,000 Shares, for a cash purchase price equal to Ten Dollars ($10.00) per share, in the event that the Company's recorded value assigned to its common stock and additional paid in capital, as determined by GAAP as interpreted by the Company's independent public accountants, as a result of the raising of Capital as defined in Exhibit "A" during Employee's employment hereunder, is not greater than Forty Two Million Five Hundred Thousand Dollars ($42,500,000.00) (reduced by any stock redemptions approved by the Company's Board of Directors, excluding Employee if Employee is a director) by July 1, 1999; said date to be reasonably extended in light of any approved changes to the Company's business plans by the Board of Directors (excluding Employee if Employee is a director). The Company's option described in this paragraph shall continue indefinitely until such time as the Company's recorded value assigned to its common stock and additional paid in capital is greater than Forty Two Million Five Hundred Thousand Dollars ($42,500,000.).

     c. The Company's options described in this Exhibit "C" above shall: (I) so long as Employee is employed by Company continue in accordance with paragraphs (a) and (b) above; and (II) if Employee is no longer employed by Company, continue for a period of 5 years from the date Employee's employment terminates regardless of the amount of Capital raised following termination. The Company (by and through its Board of Directors, excluding Employee if Employee is a director) and Employee shall in good faith discuss or consider whether other reasonable financing alternatives shall be applied towards the Capital raising requirements described above; provided however this provision does not require or bind the Company to agree or authorize such alternate financing arrangements and/or apply it towards the Capital raising requirements unless approved by the its Board of Directors, excluding Employee if Employee is a director.

The closing for the purchase of the Shares pursuant to the options above shall occur within 5 days after the Company provides written notice to Employee. At said closing, the Company shall deliver in cash the purchase price for the Shares and the Employee shall execute and deliver the certificate(s) evidencing the Shares transferred hereunder, such certificate(s) to have stock powers executed in blank by Employee attached thereto, and such other documents as may be reasonably requested by the Company to effectuate the transaction contemplated herein. By executing this Agreement and this Exhibit "C", Employee specifically authorizes the Company, by and through this Agreement, to act as its attorney in fact to endorse any and all shares of stock of the Company owned by Employee on behalf of Employee that are transferred to the Company pursuant to the Company's option described above. If an equivalent amount of Capital is raised through other methods other than the issuance of the Company's common stock, then such equivalent amount shall be considered above if first approved by the Company's Board of Directors (excluding Employee if Employee is a director).

     All of the Shares shall be subject to a shareholders' Agreement the form of which is attached hereto as Schedule C-1.

     Employee represents and warrants to the Company as follows:


     (a) The Shares are being acquired for Employee's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or the Missouri Law or other applicable state securities laws.

     (b) Employee understands that the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that the Company has no present intention of registering the Shares, that the Shares must be held by Employee indefinitely, and that Employee must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. Employee further understands that the Shares have not been qualified or registered under the Missouri Law or other applicable state securities laws by reason of their issuance in a transaction exempt from the qualification or registration requirements of such laws, which exemption depends upon, among other things, the bona fide nature of Employee's investment intent expressed above.

     (c) During the negotiation of the transactions contemplated herein, Employee and his representatives and legal counsel have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

     (d) Employee and his representatives have been solely responsible for Employee's own "due diligence" investigation of the Company and its management and business, for his own analysis of the merits and risks of this investment, and for his own analysis of the fairness and desirability of the terms of the investment. Employee has such knowledge and experience in financial and business matters that Employee is capable of evaluating the merits and risks of the purchase of the Shares pursuant to the terms of this Agreement and of protecting Employee's interests in connection therewith.

     (e) Employee (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act or has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Employee's prospective investment in the Shares; (ii) has the ability to bear the economic risks of Employee's prospective investment, including a complete loss of Employee's investment in the Shares; (iii) has been furnished with and has had access to such information as Employee has considered necessary to make a determination as to the purchase of the Shares together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all question which have been asked by Employee satisfactorily answered by the Company; and (v) has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

     (f) Employee has the full right, power and authority to enter into and perform its obligations under this Agreement and the Shareholders' Agreement.

     (g) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Employee is required in connection with the valid execution and delivery of this Agreement and the Shareholders' Agreement.

     Each certificate representing the Shares may be endorsed with the following legends:

     (a) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE

          COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

     Any other legends required by Missouri law or other applicable state securities laws. The Company need not register a transfer of any Shares and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in the foregoing legends are satisfied.


"Company"                                    "Employee":


DIGITAL BROADCAST
NETWORK CORPORATION:


/s/ Timothy M. Roberts                       /s/ Bernard Schneider
-----------------------------------          -----------------------------------
Timothy M. Roberts                           Bernard Schneider
President

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